EXHIBIT 10.26
AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT
     This Amendment No. 1 (this “Amendment”), dated as of May 31, 2007, to the Employment Agreement (“Agreement”), dated as of October 3, 2003, between Robert Deans (“Employee”) and ADVANCED BIOTHERAPEUTICS, INC. (“Employer”).
     WHEREAS, Employee is employed by Advanced Biotherapeutics, Inc., a wholly-owned subsidiary of Athersys, Inc. (“Athersys”); and
     WHEREAS, Employer and Employee wish to amend the Agreement in connection with the planned merger (the “Merger”) of Athersys with a wholly-owned subsidiary of a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that has a class of equity securities registered under Section 12 of the Exchange Act (“PubCo”); and
     WHEREAS, concurrent with and as a condition to the closing of the Merger, PubCo intends to conduct a private placement transaction pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, whereby PubCo will receive gross proceeds of at least $40 million as consideration for the issuance of its equity securities (the “Offering”).
     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
     1. Notwithstanding anything to the contrary in the Agreement, neither the consummation of the Merger nor the consummation of the Offering shall be deemed a “Change in Control” for purposes of the Agreement.
     2. Upon consummation of the Offering, the grant of 20,000 stock options that was contemplated as a milestone payment in Section 3 of the Agreement will be waived by Employee and be deleted from the Agreement.
     3. This Amendment and the Agreement shall bind and inure to the benefit of and be enforceable by Employee, Employer and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party. Notwithstanding anything to the contrary in the foregoing, Employee hereby consents to the assignment by Employer of all of its rights and obligations hereunder to any successor to Employer by merger or consolidation or purchase of all or substantially all of Employer’s assets, including, without limitation, any deemed assignment that occurs as a result of the consummation of the Merger.
     3. This Amendment may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together shall constitute one and the

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same Amendment. It is understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
     4. The validity, interpretation, construction and performance of this Amendment will be governed by the laws of the State of Ohio without regard to its conflicts of law principles.
     5. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

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     IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the day and year first written above.

Robert Deans			Advanced Biotherapeutics, Inc.

/s/ Robert Deans			By:	/s/ Gil Van Bokkelen
				Name:	Gil Van Bokkelen
				Title:	Chief Executive Officer

Date			Date

Acknowledged By:

Athersys, Inc.			ReGenesys, LLC

By:	/s/ John Harrington		By:	/s/ William (BJ) Lehmann
	Name:	John Harrington		Name:	William (BJ) Lehmann
	Title:	Executive Vice President & CSO		Title:	Vice President, Secretary & Treasurer

Date			Date

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